Exhibit 1

    DIRECTORS AND EXECUTIVE OFFICERS OF ING AMERICA INSURANCE HOLDINGS, INC.,
     EXECUTIVE OFFICERS AND MEMBERS OF THE SUPERVISORY AND EXECUTIVE BOARDS
            OF ING GROEP N.V. AND MEMBERS OF THE MANAGEMENT BOARD
                  OF STICHTING ADMINISTRATIEKANTOOR ING GROEP

         The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of ING America Insurance Holdings, Inc. ("AIH"), each executive officer and member of the Supervisory Board and the Executive Board of ING Groep N.V. ("ING") and each member of the Management Board of the Trust, as applicable, is set forth below. Except as set forth below, each of the directors and executive officers of AIH is a citizen of the United States and each of the executive officer and members of the Supervisory and Executive Board of ING and the Management Board of the Trust are citizens of the Netherlands. The business address of each director and executive officer of AIH is 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4823, unless otherwise noted. The business address of each executive officer and member of the Supervisory and the Executive Board and each member of the Management Board is Strawinskylaan 2631, 1077 ZZ Amsterdam, the Netherlands. Unless otherwise indicated, each occupation set forth opposite an executive officer's or Director's name refers to employment with ING.

          NAME AND POSITION WITH ING GROEP N.V.                                PRESENT PRINCIPAL
                      AND CITIZENSHIP                                      OCCUPATION OR EMPLOYMENT
-----------------------------------------------------------    --------------------------------------------------

E. Kist,                                                       Chairman of Executive Board since May 2, 2000.
Chairman of Executive Board                                    Vice-Chairman of Executive Board since April 1,
Dutch                                                          1999, and member of Executive Board since 1993.

J.H.M. Lindenbergh,                                            Member of Executive Board since 1995.
Member of Executive Board                                      Vice-Chairman of the Executive Committee of ING
Dutch                                                          Nederland since 1988.

C. Maas,                                                       Chief Financial Officer since 1996 and member of
Member of Executive Board                                      the Executive Board since 1992.
Dutch

A.H.G. Rinnooy Kan,                                            Member of Executive Board since September 1996.
Member of Executive Board
Dutch

          NAME AND POSITION WITH ING GROEP N.V.                                PRESENT PRINCIPAL
                      AND CITIZENSHIP                                      OCCUPATION OR EMPLOYMENT
-----------------------------------------------------------    --------------------------------------------------

M. Tilmant,                                                    Member of Executive Board since 1998.  Chairman
Member of Executive Board                                      of Executive Board of Bank Brussels Lambert from
Belgian                                                        1997 to 1998.  Employed by Bank Brussels since
                                                               1992, where he was appointed Chairman of its
                                                               Executive Board in 1997.

F.S. Hubbell,                                                  Member of Executive Board.  Chairman of
Member of Executive Board                                      Executive Committee of ING Financial Services
American                                                       International since October 1, 1999.

D. Robins,                                                     Member of Executive Board.  Chairman of ING
Member of Executive Board                                      Baring since January 1, 2000, and Chief
British                                                        Executive Officer of ING Baring since October 1,
                                                               1998.

Godfried van der Lugt                                          Member of Executive Board
Member of Executive Board
Dutch

C.A.J. Herkstroter,                                            Chairman of Supervisory Board since May 7, 1999
Chairman of Supervisory Board                                  and member since May 8, 1998.
Dutch

G. Verhagen,                                                   Vice-Chairman of Supervisory Board since 1996
Vice-Chairman of Supervisory Board                             and member since 1994.
Dutch

M. Ververs,                                                    Vice-Chairman of Supervisory Board since May
Vice-Chairman of Supervisory Board                             1996 and member since 1994.
Dutch

L.A.A. van der Berghe,                                         Member of Supervisory Board since 1994.
Member of Supervisory Board                                    Partner in the De Vlerick Louvain Ghent
Belgian                                                        Management School and Professor of Financial
                                                               Conglomerates at Erasmus University, located
                                                               at Bellevue 6, 9050 Ledeberge-Gent, Rotterdam.

J.W. Berghuis,                                                 Member of Supervisory Board since 1987.
Member of Supervisory Board
Dutch

          NAME AND POSITION WITH ING GROEP N.V.                                PRESENT PRINCIPAL
                      AND CITIZENSHIP                                      OCCUPATION OR EMPLOYMENT
-----------------------------------------------------------    --------------------------------------------------

P.F. van der Heijden,                                          Member of Supervisory Board since 1995.
Member of Supervisory Board                                    Director and Professor of the Hugo Sinzheimer
Dutch                                                          Institute for Labour and Law at the University
                                                               of Amsterdam; PO Box 1030, 1000 BA Amsterdam.

Adrianus Gerardus Jacobs,                                      Member of Supervisory Board since 1998.
Member of Supervisory Board
Dutch

J. Kamminga,                                                   Member of Supervisory Board since 1994;
Member of Supervisory Board                                    Queen's Commissioner for the Province of
Dutch                                                          Gelderland since 1997, Oude Oeverstraat 120,
                                                               6811 JZ Arnhem.

P.J.A. baron de Meester,                                       Member of Supervisory Board since 1998.
Member of Supervisory Board                                    Chairman of the Executive Board of Besix N.V.
Belgian                                                        Chairman of Belgische Beton Maatschappij,
                                                               Gemeenschappenlaan 100, 1200 Brussel.

O.H.A. van Royen,                                              Member of Supervisory Board since 1994.
Member of Supervisory Board
Dutch

J. Stekelenburg,                                               Member of Supervisory Board since 1997.  Mayor
Member of Supervisory Board                                    of Tilburg, Stadhuisplein 130, 5038 TC,
Dutch                                                          Tilburg.

J.D. Timmer,                                                   Member of Supervisory Board since October 1,
Member of Supervisory Board                                    1996.
Dutch

    NAME AND POSITION WITH ING AMERICA INSURANCE                    PRESENT PRINCIPAL OCCUPATION OR
           HOLDINGS, INC. AND CITIZENSHIP                                     EMPLOYMENT
------------------------------------------------------   ------------------------------------------------------

R. Glenn Hilliard                                        Director, Chairman and Chief
Director                                                 Executive Officer of ING North American Insurance
American                                                 Corporation.

Fred A. Deering                                          Director.
Director
American

Robert P. Forrestal                                      Director; of Counsel, Smith, Gambrell & Russell,
Director                                                 1230 Peachtree Street, N.E., Atlanta, GA  30309.
American

Gayle L. Greer                                           Director; Chief Executive Officer - gF2.NET, Inc.
Director                                                 C/o Donernet
American                                                 655 Broadway, Ste. 725
                                                         Denver, CO 80203.

James L. Heskett                                         Director; UPS Foundation Professor Emeritus of
Director                                                 Business Logistics - Harvard University Graduate
American                                                 School of Business, Humphrey House II,
                                                         Soldiers Field Road
                                                         Boston, MA 02163.

Frederick S. Hubbell                                     Director, Member of Executive Board of ING Groep N.V.
Director
American

Richard S. Ingham, Jr.                                   Director, Asterik, Inc.
                                                         2848 E. Oakland Park Boulevard
                                                         Ft. Lauderdale, FL  33306.

Lynn H. Johnston                                         Director.

Ewald Kist                                               Director. Member of Executive Board of ING Groep N.V.
Director
Dutch

E. Cody Laird, Jr.                                       Director.

Robert E. Lee                                            Director.

Michael Shannan                                          Director; President & CEO - KSL Recreation
                                                         Corporation
                                                         55-880 PGA West Boulevard
                                                         La Quinta, CA 92253.

Stephen K. West                                          Director; Senior Counsel, Sullivan & Cromwell, 125
                                                         Broad Street, NY, NY 10004-2498.

Richard S. White                                         Director.

Joseph H. Youngs                                         Director.

EXECUTIVE OFFICERS OF AIH
-------------------------

R. Glenn Hilliard                       Chairman and Chief Executive Officer

Michael W. Cunningham                   Executive Vice President-
                                        Chief Financial Officer

Keith Gubbay                            Executive Vice President-
                                        Corporate Development

P. Randall Lowery                       Executive Vice President-
                                        Chief Actuary

Mark A. Tullis                          Executive Vice President-
                                        General Manager-Strategy and Operations

  NAME AND POSITION WITH                PRESENT PRINCIPAL OCCUPATION OR
THE TRUST AND CITIZENSHIP                         EMPLOYMENT
--------------------------    --------------------------------------------------

J.H. Hulshof, 68              Member since January 22, 1991.
"B" Member
Dutch

H. de Korver, 68              Member since May 13, 1995.
"B" Member
Dutch

M. Ververs, 67                Member since November 21, 1996. Member of
"A" Member                    Supervisory Board of ING Groep N.V.
Dutch

J.W.M. Simons, 65             Member since September 22, 1998.
"B" Member
Dutch

T. Regtuijt, 62               Member since February 1, 1999.
"B" Member
Dutch

H.J. Blaisse, 47              Member since December 14, 1999. Partner of Schut &
"B" Member                    Grosheide, van Boshuizenstraat 12
Dutch                         Amsterdam, the Netherlands

C.A.J. Herkstroter, 62        Member since December 14, 1999. Member of
"A" Member                    Supervisory Board of ING Groep N.V.
Dutch